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                                                       Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT
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     Yankee Gas Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Yankee Energy Financial Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Yankee Energy Services Company (formerly known as Yankee Energy Production Services Company) is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut and New Jersey.

     BVA Cogen, Inc. is a wholly-owned subsidiary of Yankee
Energy Services Company, a wholly-owned subsidiary of the registrant. It is incorporated in Delaware and does business under its own name in Massachusetts.

     YESCO Industrial Energy Services, Inc. (formerly known as Industrial Combustion, Inc.) is a wholly-owned subsidiary of Yankee Energy Services Company, a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut and Massachusetts.

     YESCO Energy Consulting Services, Inc. is a wholly-owned subsidiary of Yankee Energy Services Company, a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Housatonic Corporation is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     NorConn Properties, Inc. is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     R. M. Services, Inc. is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut. R.M. Services, Inc. does business in Pennsylvania under the name, R.M. Connecticut
Services, Inc. and in Massachusetts under the name, REC
Management Services.

     Yankee Energy Marketing Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut.